UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14C
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Avanade Inc.
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Avanade Inc.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 15, 2007
      The shareholders of Avanade Inc., a Washington corporation with principal executive offices at 2211 Elliott Avenue, Seattle, Washington, 98121, USA (the “Company”), are cordially invited to attend the
2007 ANNUAL MEETING
which will be held on February 15, 2007, at 8:00 a.m., local time, at the principal executive offices of the Company at 2211 Elliott Avenue, Seattle, Washington, 98121, USA, with the following agenda:

1. The election of six (6) directors to the Board of Directors;

2. The transaction of such other business as may properly come before the meeting.
      The foregoing items of business are more fully described in the Information Statement accompanying this notice.
      The Board of Directors has fixed the close of business in Seattle, Washington on December 29, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. This means that only those persons who were registered holders of shares of the Company’s common stock or Convertible Series A preferred stock on that date will be entitled to receive notice of the annual meeting and to attend and vote at the annual meeting. This Information Statement is being mailed on or about January 26, 2007.
      THE COMPANY IS NOT ASKING YOU FOR A PROXY IN CONNECTION WITH THE ANNUAL MEETING AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

By order of the Board of Directors

MARK H. VOIGTS
Secretary
Seattle, Washington
January 26, 2007

i

INFORMATION STATEMENT
FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 15, 2007
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
GENERAL INFORMATION
Date, Time and Place of Annual Meeting
      This Information Statement is provided to the shareholders of Avanade Inc., a Washington corporation with its principal executive offices at 2211 Elliott Avenue, Seattle, Washington, 98121, USA (the “Company”), in connection with the 2007 Annual Meeting of the Company’s shareholders to be held at 8:00 a.m. local time on Thursday, February 15, 2007 or any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held at the Company’s principal executive offices at 2211 Elliott Avenue, Seattle, Washington, 98121, USA.
Frequently Asked Questions About the Annual Meeting and this Information Statement
Q:     Why did you send me this Information Statement?

A:	The Company is asking you to attend and vote at the Annual Meeting. This Information Statement summarizes the information you need to know to vote judiciously, and you are urged to read it carefully and in its entirety.

The Company is sending this Information Statement, the attached Notice of Annual Meeting of Shareholders and the 2006 Annual Report on Form 10-K for the fiscal year ended September 30, 2006, which includes the Company’s financial statements for the fiscal year ended September 30, 2006, on or about January 26, 2006 to all shareholders entitled to vote at the Annual Meeting.

Q:	What is the purpose of the Annual Meeting? What am I being asked to vote on?

A:	At the Annual Meeting, the shareholders will vote on the election of six (6) directors and transact any other business that may come before the Annual Meeting. The Company’s Board of Directors (the “Board”) does not know of any matters other than the election of directors that will be presented at the Annual Meeting. Certain information regarding the directors nominated for election at the Annual Meeting is provided below under the headings “Proposal No. 1: Election of Directors” and “Information About Directors and Executive Officers.”
Q:     Why did you not send me a proxy?

A:	The Company did not send you a proxy because a quorum already exists based upon approximately 98% ownership of the Company’s voting securities, collectively held by affiliates of Accenture Ltd (collectively, “Accenture”), Microsoft Corporation and one of its subsidiaries (collectively, “Microsoft”) and certain employee and former employee shareholders who are obligated to vote at the Annual Meeting pursuant to the voting agreements described below under the heading “Proposal No. 1: Election of Directors — Arrangements as to the Selection and Election of Directors — The Voting Agreements” (the “Voting Agreements”).

THE COMPANY IS NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.
Q:     What does a quorum mean?

A:	A quorum means shares representing a majority of all votes entitled to be cast in the election of directors. The Annual Meeting may only proceed if a quorum is represented.

A quorum will be represented at the Annual Meeting, as the shares held by Accenture, Microsoft and those employees and former employees subject to the Voting Agreements will be represented. As of December 29, 2006, the record date, there were (i) 3,801,706 shares of the Company’s common stock outstanding held by 156 shareholders of record, and (ii) 74,750,903 shares of the Company’s Convertible Series A preferred stock outstanding, 59,271,768 of which are held by Accenture and 15,479,135 of which are held by Microsoft. Collectively, Accenture, Microsoft and the employee and former employee shareholders who are obligated to vote pursuant to the Voting Agreements own an aggregate of 98% of the shares entitled to vote at the Annual Meeting. Accenture, as the holder of 75.5% of the aggregate outstanding shares entitled to vote at the Annual Meeting, will have the power, acting by itself, to approve all matters scheduled to be voted upon at the Annual Meeting. A shareholder list will be available at the Company’s executive offices in Seattle, Washington, USA for ten days prior to the Annual Meeting and at the Annual Meeting for your review.
Q:     Who is entitled to vote?

A:	Registered shareholders who owned one or more shares of the Company’s common stock or Convertible Series A preferred stock at the close of business in Seattle, Washington on December 29, 2006, the record date.
Q:     How many votes do I have?

A:	Each shareholder of the Company’s common stock is entitled to one vote per share held as of the record date. The Convertible Series A preferred shareholders have the right to one vote for each share of common stock into which the Convertible Series A preferred stock could be converted and, with respect to that vote, have full voting rights and powers equal to those of the holders of common stock. At the Annual Meeting, the holders of Convertible Series A preferred stock will have the right to one vote for each one share of Convertible Series A preferred stock held as of the record date.
Q.     Are shares of common stock and Convertible Series A preferred stock voted together?

A:	Yes, all shares of the Company’s common stock and Convertible Series A preferred stock will vote together as one class at the Annual Meeting. No items on the agenda require separate voting.
Q:     What vote is required to approve each item?

A:	The affirmative vote of a simple majority of the votes cast at the Annual Meeting, as represented in person or by proxy, is required for the election of directors and any other matter properly brought to a vote. There is no cumulative voting in the appointment of directors. The appointment of all director nominees will be considered and voted upon as a single proposal, which means that the shareholders will vote on the entire slate of directors as one action item.
Q:     How do I vote?

A:	If you are a shareholder of record on the record date, you or your legally constituted proxy may vote by attending the Annual Meeting. At that time you will be given a ballot and you may vote your shares. If your shares of the Company’s common stock or Convertible Series A preferred stock are held in the name of a broker, bank or other nominee, you must obtain a proxy, executed in your favor from the holder of record, and properly provide that to the Company in order to be able to vote at the Annual Meeting.

Q:     Can I vote by telephone or electronically?

A:	No. You or your legally constituted proxy must vote in person at the meeting.
Q:     Do I have any dissenter’s or appraisal rights?

A:	No. There are no dissenter’s rights or rights of appraisal in connection with the election of directors. No other action is contemplated by the Board for which Washington law, the Company’s articles of incorporation or its bylaws provide a right of shareholders to dissent and obtain appraisal of or payment for such holders’ shares.
Q:     Am I required to take any additional action?

A:	No. No additional action is required of shareholders of record who are not planning to attend the Annual Meeting.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
      The Company’s bylaws provide that the number of members of the Board is set by resolution of the Board. The Board has set the current number of directors at six. Each director will be elected to serve until such time as a successor is elected and qualified, subject to his or her earlier resignation or removal. Pursuant to the Third Amended and Restated Contribution and Stockholders Agreement dated as of February 14, 2005, among Accenture Ltd, Accenture LLP, Accenture International SARL, Microsoft Corporation and the Company (the “Contribution Agreement”), until the Company completes an initial public offering of its common stock, Accenture has the right to designate four directors subject to limited consent rights of Microsoft, Microsoft has the right to designate one director after consultation with Accenture and the Company’s chief executive officer is designated as the sixth director.
      In accordance with the Contribution Agreement, the following individuals have been properly designated by Accenture for election to the Board:

Pamela J. Craig

Karl-Heinz Flöther

Robert N. Frerichs

Basilio Rueda
Also in accordance with the Contribution Agreement, Microsoft has properly designated:

Simon Witts
for election to the Board, and as the Company’s chief executive officer:

Mitchell C. Hill
is designated for election to the Board. Each of the director nominees currently serves as a director and has consented to continue serving as a director if elected. Information regarding each of the above director nominees is set forth below under the heading “Information About Directors and Executive Officers.”
THE COMPANY IS NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.
      OUR BOARD OF DIRECTORS HAS RECOMMENDED A VOTE “FOR” ELECTING THE SIX DIRECTOR NOMINEES TO SERVE UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.
Arrangements as to Selection and Nomination of Directors
      Pursuant to agreements among the Company and certain of its shareholders, described below, Accenture, Microsoft and certain of its employees and former employees who collectively hold approximately 98% of the shares entitled to vote at the Annual Meeting have agreed to vote for Proposal No. 1 with respect to the election of directors at the Annual Meeting. Accordingly, each of the six director nominees listed above will be re-elected to the Board.
      The Contribution Agreement. As described above, pursuant to the Contribution Agreement, Accenture and Microsoft have agreed to vote all of their shares for Proposal No. 1 with respect to the election of directors at the Annual Meeting. Accenture and Microsoft hold shares representing 75.5% and 19.7%, respectively, of the shares entitled to vote at the Annual Meeting.

      The Voting Agreements. Pursuant to the Employee Stockholders Agreement, dated as of August 4, 2000, by and among the Company, Accenture, Microsoft and Mitchell C. Hill, Ashish Kumar, Joseph VanWinkle, Andrew White, Adam Warby, Howard Kilman, Dennis Knapp and Harry Pitorak (collectively, the “Employees”), the Employees have agreed to vote all of their outstanding shares of common stock in proportion to the votes of Accenture and Microsoft with respect to their shares of Convertible Series A preferred stock, including with respect to the election of directors. The Employees hold shares representing 2.7% of the shares entitled to vote at the Annual Meeting. In addition, all other employees and former employees of the Company who exercise options to purchase common stock under the Avanade Inc. Employee Stock Option Plan or the Avanade Inc. 2000 Stock Incentive Plan sign a representation statement at the time of exercise, pursuant to which they agree to be bound by the same voting agreement as the Employees under certain circumstances, including in the event such individuals hold their shares beyond such time as they are entitled to have the Company to repurchase their shares. As of the record date, seven employees and former employees are subject to those provisions of their representation statements and, together with the Employees, hold shares representing 2.8% of the shares entitled to vote at the Annual Meeting.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
Directors
      Robert N. Frerichs, 54, has been director since November 2004 and became Chairman of the Board in May 2006. Mr. Frerichs has been Accenture’s Chief Quality & Risk Officer since September 2004. From November 2003 to September 2004, he was the chief operating officer of Accenture’s Communications & High Tech operating group. From August 2001 to November 2003, Mr. Frerichs led a team focused on large transactions for Accenture’s Communications & High Tech operating group. Prior to August 2001, he led Accenture’s Global Electronics and High Tech industry group. Mr. Frerichs was designated by Accenture pursuant to the Contribution Agreement to stand for election as a director at the Annual Meeting
      Pamela J. Craig, 49, has been director since February 2006. Ms. Craig has been the Chief Financial Officer of Accenture since October 2006. Prior to that, she held various positions at Accenture, including Senior Vice President for Finance from March 2004 to October 2006 and group director of Accenture’s Global Business Operations and Services from July 2001 to March 2004. Before that, Ms. Craig held positions with Accenture’s Global Media & Entertainment Operating Unit, including Global Industry Director for Media & Entertainment. Ms. Craig was designated by Accenture pursuant to the Contribution Agreement to stand for election as a director at the Annual Meeting.
      Karl-Heinz Flöther, 54, has been a director since May 2006. Mr. Flöther currently serves as the Group Chief Executive — Technology & Delivery at Accenture, a position he has held since May 2005. Prior to being appointed to this position, Mr. Flöther was the group chief executive of Accenture’s Financial Services operating group, a role he assumed in December 1999. He also served as a member of Accenture’s Board of Directors from June 2001 to February 2004. Mr. Flöther was designated by Accenture pursuant to the Contribution Agreement to stand for election as a director at the Annual Meeting.
      Mitchell C. Hill, 48, has been the Company’s chief executive officer and a director since February 2000. In July 2005, Accenture appointed Mr. Hill as its primary representative (which is an unpaid position) to facilitate the further development of the Accenture and Microsoft relationships. Pursuant to the Contribution Agreement, Mr. Hill is designated to stand for election as a director at the Annual Meeting in his capacity as the Company’s chief executive officer.
      Basilio Rueda, 51, has been director since August 2003. Mr. Rueda has been Senior Managing Director of Accenture’s Global Delivery Network at Accenture since 2004. In addition, since June 2005, he has been Accenture’s Chief Operations Officer of Systems Integration & Technology. Mr. Rueda was Accenture’s Managing Partner for Global Technology Solutions from 2003 to 2004, and from November 2000 to April 2003 he was the managing partner for Coritel and BPM, Accenture subsidiaries in Spain for technology and outsourcing. Mr. Rueda was designated by Accenture pursuant to the Contribution Agreement to stand for election as a director at the Annual Meeting.
      Simon Witts, 44, has been director since April 2005. Mr. Witts has been employed by Microsoft since 1992 and is currently its Corporate Vice President of the Enterprise and Partner Group, a position he has held since 2003. He was the Vice President, Sales & Marketing Europe, Middle East & Africa for Microsoft from 2000 to 2003. Mr. Witts was designated by Microsoft pursuant to the Contribution Agreement to stand for election as a director.

Executive Officers
      Mitchell C. Hill, see “— Directors” above.
      Howard Kilman, 54, has been with Avanade since 2000 and has been the General Manager, North America since September 2005. He was the Vice President and General Manager, U.S. from 2002 until September 2005 and was the General Manager of the U.S. Central Region from 2000 until 2002.
      Dennis Knapp, 47, has been the chief financial officer since 2001. From 2000 to 2001, Mr. Knapp served as the controller.
      Ashish Kumar, 41, has been the Chief Technology Officer since 2000.
      Adam Warby, 46, has been the Executive Vice President, Global Market Development since September 2005. Before that he was the Senior Vice President and General Manager of Americas and from 2000 to 2003 he was Vice President Sales, Marketing and Alliances.
      Andrew White, 43, has been the General Manager, Europe since 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth, as of December 29, 2006, the beneficial ownership of the Company’s common stock for (i) each director and director nominee of the Company, (ii) each named executive officer, (iii) each person known to the Company to be the beneficial owner of more than 5% of the common stock and (iv) the directors and executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (“SEC”), and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days. Except as indicated, all such interests are owned directly, and the person or entity has sole voting and investment power. The address for each director and executive officer is c/o Avanade Inc., 2211 Elliott Avenue, Suite 200, Seattle, Washington 98121.

	Convertible Series A
	Preferred Stock(1)		Common Stock(1)			Fully Diluted Basis

	Stock	% of Stock	Stock		% of Stock	Stock		% of Stock
	Beneficially	Beneficially	Beneficially		Beneficially	Beneficially		Beneficially
Name and Address of Beneficial Owner	Owned	Owned	Owned		Owned	Owned		Owned

Robert N. Frerichs	—	—	—		—	—		—
Pamela J. Craig	—	—	—		—	—		—
Karl-Heinz Flöther	—	—	—		—	—		—
Mitchell C. Hill	—	—	2,450,000	(2)	44.5	2,450,000	(2)	2.6
Basilio Rueda	—	—	—		—	—		—
Simon Witts	—	—	—		—	—		—
Howard Kilman	—	—	540,000	(3)	13.0	540,000	(3)	*
Ashish Kumar	—	—	500,000	(4)	12.2	500,000	(4)	*
Adam Warby	—	—	890,000	(5)	19.8	890,000	(5)	1.0
Andrew White	—	—	1,000,000	(6)	22.5	1,000,000	(6)	1.0
Accenture, 1661 Page Mill Road, Palo Alto, CA 94304	59,271,768	79.3	59,271,868	(7)	94.0	59,271,868	(7)	62.7
Microsoft, One Microsoft Way, Redmond, WA 98052	15,479,135	20.7	15,479,234	(8)	80.3	15,479,234	(8)	16.4
All directors and executive officers as a group (10 persons)	—	—	5,380,000	(9)	71.9	5,380,000	(9)	5.7

*	Less than 1%

(1)	For each person who owns options that are exercisable within 60 days or Convertible Series A preferred stock that is convertible within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options or converted his Convertible Series A preferred stock, and that no other person has exercised any outstanding options or converted any Convertible Series A preferred stock. If the Convertible Series A preferred stock were treated as converted to common shares, then all individual shareholders, excluding Microsoft and Accenture, would have less than 1%.

(2)	Includes 1,700,000 shares of common stock that may be acquired within 60 days upon the exercise of options. Shares are subject to a voting agreement requiring shares to be voted according to the vote of the Preferred shareholders.

(3)	Includes 340,000 shares of common stock that may be acquired within 60 days upon the exercise of options. Shares are subject to a voting agreement requiring shares to be voted according to the vote of the Preferred shareholders.

(4)	Includes 300,000 shares of common stock that may be acquired within 60 days upon the exercise of options. Shares are subject to a voting agreement requiring shares to be voted according to the vote of the Preferred shareholders.

(5)	Includes 690,000 shares of common stock that may be acquired within 60 days upon the exercise of options. Shares are subject to a voting agreement requiring shares to be voted according to the vote of the Preferred shareholders.

(6)	Includes 650,000 shares of common stock that may be acquired within 60 days upon the exercise of options. Shares are subject to a voting agreement requiring shares to be voted according to the vote of the Preferred shareholders.

(7)	Includes 51,000,000 shares of Convertible Series A preferred stock owned by Accenture LLP and 8,271,768 shares of Convertible Series A preferred stock owned by Accenture International SARL. Common stock and fully diluted shares also include 100 shares of common stock owned by Accenture LLP.

(8)	Includes 14,343,008 shares of Convertible Series A preferred stock owned by Microsoft AVN Holdings, Inc. and 1,136,127 shares of Convertible Series A preferred stock owned by Microsoft Corporation. Common stock and fully diluted shares also include 99 shares of common stock owned by Microsoft AVN Holdings, Inc.

(9)	Includes 3,680,000 shares of common stock that may be acquired within 60 days upon the exercise of options.

BOARD AND CORPORATE GOVERNANCE MATTERS
Communicating with the Board
      The Board welcomes your questions and comments. If you would like to communicate directly with the Board, you may submit your communication to the Company’s General Counsel and Secretary, Avanade Inc., 2211 Elliott Avenue, Suite 200, Seattle, Washington, 98121, USA. Communications and concerns will be forwarded to the Board as appropriate. The Company also has established mechanisms for communicating concerns or questions to the Company’s compliance office. You may direct any such concerns by calling the Avanade Business Ethics Line at +1 (888) 310-7733. The Company’s Code of Business Ethics and underlying policies prohibit any retaliation or other adverse action against anyone for raising a concern. If you wish to raise your concern in an anonymous manner, you may do so through the Avanade Business Ethics Line.
Board Meetings and Committees
      The Board expects that its members will rigorously prepare for, attend and participate in all Board and applicable committee meetings, and each annual meeting of shareholders. Directors are also expected to become familiar with the Company’s management team and operations as a basis for discharging their oversight responsibilities. During fiscal 2006, the Board held six meetings. All of the directors attended at least 75% of the aggregate of Board meetings and meetings of any Board committee on which he or she served during fiscal 2006. All of the Board members then serving attended the Company’s annual meeting of shareholders in 2006.
      The Board maintains an Audit Committee and a Compensation Committee. Each of the Board committees operates pursuant to a written charter.
      The Board does not maintain a nominating committee. The Board believes it is appropriate not to have a nominating committee, as the directors are nominated for election in accordance with the Contribution Agreement as described above under the heading “Proposal No. 1: Election of Directors — Arrangements as to the Selection and Nomination of Directors.”
Audit Committee
      The Audit Committee was established by the Board for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements, in accordance with Section 10A(m) of the Securities and Exchange Act of 1934, as amended. The Audit Committee members are Pamela J. Craig (who serves as chair) and Robert N. Frerichs. The Board has determined it does not have an Audit Committee financial expert serving on the Audit Committee. The Board will continue to monitor and assess the Audit Committee membership on a regular basis to assure its ability to serve the Company effectively. Because the Company is a consolidated subsidiary of Accenture Ltd, its Audit Committee members are not required to meet the independence and experience requirements set forth by the SEC. The Audit Committee held six meetings in fiscal 2006, two of which were held in person.
Compensation Committee
      The Compensation Committee held one meeting in fiscal 2006, which was not held in person. According to the terms of the Avanade Inc. Employee Stock Option Plan, until the effective date of a qualified initial public offering of the Company’s common stock, so long as Microsoft and Accenture each continue to own shares that possesses at least 20% of the voting power of all outstanding securities of the Company, the Compensation Committee will be comprised of one director designated by Microsoft and one director designated by Accenture. The Compensation Committee consists of two directors: Karl-Heinz Flöther, designated by Accenture and Simon Witts, designated by Microsoft.
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee is comprised solely of non-management directors: Karl-Heinz Flöther, who is an executive officer of Accenture Ltd, and Simon Witts, who is an employee of Microsoft Corporation. Jackson L. Wilson, a former non-management director, served as a member of the Compensation Committee until his retirement in May 2006. No member of the Compensation Committee during fiscal 2006 was an employee or officer or former employee or officer of the Company or any subsidiary of the Company. The following directors were identified as executive officers of Accenture Ltd during fiscal 2006: Pamela J. Craig, Karl-Heinz Flöther and Robert N. Frerichs. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of the Board or its Compensation Committee during fiscal 2006.
Code of Business Ethics
      A copy of the Company’s Code of Business Ethics can be found on the Company’s website at www.avanade.com/about/invest.aspx. If the Board grants any waivers from the Code of Business Ethics to any of the directors or officers, or if the Company amends the Code of Business Ethics, the Company will disclose these matters through the Investor Relations section of the website. Printed copies of all of these materials are also available upon written request to the Investor Relations Department, Avanade Inc., 2211 Elliott Avenue, Seattle, Washington, 98121, USA.

REPORTS OF THE COMMITTEES OF THE BOARD
Report of the Audit Committee
      Since February 2006, the Audit Committee of the Board has been composed entirely of non-management directors. From 2003 to February 2006, the Audit Committee included Mitchell C. Hill, the chief executive officer of the Company.
      The Audit Committee operates under a written charter approved by the Board, a copy of which is attached to this Information Statement as the Appendix. The charter describes the committee’s purpose, which is to assist the Board in its general oversight of: (1) the quality and integrity of the Company’s accounting and reporting practices and controls, and its financial statements and reports; (2) the Company’s compliance with legal and regulatory requirements; (3) the independent auditors’ qualifications and independence; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The Audit Committee last reviewed the charter in February 2006, and at that time, no revisions were made.
      The members of the Audit Committee meet regularly with management (including the chief executive officer, chief financial and principal accounting officer, chief risk officer and general counsel) as well as with senior members of the Company’s internal audit, tax, finance, treasury and legal groups and KPMG LLP, the Company’s independent auditors. In addition, the Audit Committee meets regularly in separate sessions with representatives of KPMG LLP, the Company’s chief financial officer and general counsel and senior members of the Company’s internal audit group. Based on discussions and information received during these meetings, the Audit Committee members provide advice, counsel and direction to management and the auditors using their experience in business, financial and accounting matters. During fiscal 2006, the Audit Committee met six times and routinely reported its activities to the full Board.
      During fiscal 2006, the Audit Committee focused on several topics, including:

•	Reviewing and discussing with management, who has primary responsibility for the Company’s financial statements, and with the Company’s independent auditors, the Company’s annual audited financial statements and quarterly financial statements for the second and third quarter of fiscal 2006. The Audit Committee also reviewed related issues and disclosure items, and performed its regular review of critical accounting policies and the processes by which the Company’s chief executive officer and chief financial officer certify the information contained in its quarterly and annual filings.

•	Receiving regular updates on the Company’s contract and other risk management activities from the Company’s management.

•	Receiving regular updates on the Company’s legal and regulatory compliance activities from the general counsel, including issues and activities monitored through the Avanade Business Ethics Program.

•	Discussing with KPMG LLP the materials required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee also discussed with KPMG LLP its written disclosure letter as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed its independence and related issues.
      In reliance upon its reviews and discussions as outlined above, the Audit Committee recommended, and the Board approved, the inclusion of the Company’s audited financial statements in its Annual

Report on Form 10-K for the fiscal year ended September 30, 2006 for filing with the SEC and presentation to the Company’s shareholders. In addition, the Audit Committee also recommended during fiscal 2007 that KPMG LLP be re-appointed as the Company’s independent auditors.

THE AUDIT COMMITTEE

Pamela J. Craig, Chair
Robert N. Frerichs

Report of the Compensation Committee on Executive Compensation
Committee Responsibilities.
      The Compensation Committee of the Board establishes the annual compensation of the chief executive officer and the other executive officers of the Company and oversees the administration of the Company’s employee stock option plan, stock incentive plan, and long term incentive plan.
Committee Activities in Fiscal 2006.
      During fiscal 2006, the Compensation Committee held one meeting and reported its activities to the full Board. In addition to its deliberations concerning executive compensation (discussed more fully below), during the year, the Compensation Committee: (i) reviewed and approved the Company’s recommendation regarding the modification of the Company’s existing variable compensation program and (ii) reviewed and approved a new long term incentive plan to replace the Company’s employee stock option plan and stock incentive plan.
      In setting the compensation of the Company’s executive officers, the Compensation Committee considered: (i) in the case of the chief executive officer, the performance of the chief executive officer; (ii) in the case of the other executive officers, the chief executive officer’s assessment of the performance of the other executive officers, including an assessment of each individual’s contribution to the Company’s annual objectives; (iii) feedback from the Company’s Vice President of Human Resources; and (iv) the results of an evaluation of the Company’s compensation model against a broad range of global companies.
Fiscal 2006 Executive Compensation.
      In fiscal 2006, the compensation of the Company’s chief executive officer and its other executive officers consisted of the following components:

•	Cash compensation consisting of:

•	Base compensation paid ratably over the annual pay period and determined taking into consideration the individual’s level of responsibility and industry and other comparable pay levels; and

•	Annual variable compensation, which was paid based on Company overall results and the results of the executives relevant geographic area.

•	Equity-based compensation in the form of Avanade Valuation Units (“Units”) ranging between 70,000 and 200,000 Units to vest twenty-five percent on November 30, 2006 and on each anniversary thereafter until fully vested. The number of Units received by each recipient was set based on the individual’s level of responsibility and job performance over the prior fiscal year.
Future Enhancements to Executive Compensation.
      In fiscal 2006, the Compensation Committee approved enhancements to the Company’s compensation programs to be implemented in fiscal 2006 and thereafter, which include the use of cash settled awards of Units to employees as long term incentives at certain promotion points and to recognize outstanding performance, when appropriate. Awards under the Company’s long term incentive plan are made in Units, each of which will be based on a value (the “Base Value”) determined by the Board or the Compensation Committee that, except for the initial grants made in fiscal year 2006, may not be less then the fair-market value of the common stock of the Company as of the effective date of the applicable grant. The awards will vest according to schedules determined by the Compensation Committee. Once vested, each Unit will be paid based on the difference between the fair-market value of the common stock of the Company at the time the Unit vests and the Base Value, provided, however, that (a) the aggregate payment of Units that vest in any calendar year for the entire Company cannot exceed twelve percent of the operating income of the Company before accounting for Unit payments, and (b) the Compensation Committee may reduce the amount paid with respect to Units for any reason in its sole discretion, but not below zero.
Fiscal 2006 Compensation of the Chief Executive Officer.
      Mr. Hill’s compensation in fiscal 2006 was comprised of those components described above and was set taking into consideration: (i) the results of a survey conducted by a third party executive compensation expert to evaluate his compensation against that of chief executive officers of a broad range of global companies and (ii) his performance against certain financial and other measures (including revenue growth, client satisfaction, growth in free cash flow, return on equity and employee satisfaction).
      Mr. Hill’s base and individual performance-based compensation for fiscal 2006 is reported in the “Salary” column of the Summary Compensation Table on page 18 of this Information Statement. His annual variable compensation and Unit award are noted in the columns entitled “Bonus” and “Securities Underlying Options/ SARs,” respectively. Mr. Hill has no other deferred compensation or supplemental or post-retirement benefits with the Company. Mr. Hill’s employment agreement provides for severance benefits under certain circumstances, as more fully detailed under the heading “Employment Contracts and Arrangements — Mr. Hill” below. There are no other agreements relating to any severance benefits payable to Mr. Hill upon a change of control of the Company or otherwise, other than certain provisions relating to incremental vesting of equity grants upon involuntary termination which are standard to all similar senior executive equity grants. The value of all perquisites paid to Mr. Hill in fiscal 2006 was less than $50,000.
Deductibility of Executive Compensation.
      Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of compensation in excess of $1 million to the chief executive officer or any of the next four most highly paid executives of a publicly held corporation. Compensation exceeding $1 million may be deducted for federal income tax purposes if compensation is paid pursuant to a performance-based, nondiscretionary plan that is approved by shareholders. Treasury regulations provide transitional rules under Section 162(m) for compensation programs sponsored by a corporation that previously was not publicly held that becomes publicly held for these purposes. The Compensation Committee will exercise its discretion in determining whether to conform compensation plans payable to these executive officers to the deductibility requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Karl-Heinz Flöther
Simon Witts

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Based solely upon our review of forms filed by directors, officers and certain beneficial owners of our common stock (the “Section 16(a) Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and on representations made to us by our directors and executive officers, we believe that no such person failed to file any such report or report any such transaction on a timely basis during our last fiscal year, with the exception of Mr. Kumar (with respect to one report covering one transaction).
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      As described above under the heading “Proposal No. 1: Election of Directors — Arrangements as to Selection and Nomination of Directors — The Voting Agreements,” pursuant to the Employee Stockholders Agreement, dated as of August 4, 2000, by and among the Company, Accenture, Microsoft, and the Employees (identified above), the Employees are obligated to vote all of their outstanding shares of common stock in proportion to the votes of Accenture and Microsoft with respect to their shares of Convertible Series A preferred stock. In addition, in the event that either Accenture and/or Microsoft holding an aggregate of two-thirds or more of the outstanding capital stock of the Company (the “Transferring Shareholders”) elect to accept an offer to transfer a specified amount of their shares for cash or substantially all cash, then the Transferring Shareholders have the right to require that all or any portion of the Employees include the same proportion of their shares as the Transferring Shareholders in the sale. If the Transferring Shareholders decline to exercise their right to cause the Employees to sell, then the Employees have the right, at their respective options, to require their shares to be included in the sale in the same proportion as that of the Transferring Shareholders.
      In addition, employees and former employees of the Company who exercise options to purchase common stock under the Avanade Inc. Employee Stock Option Plan or the Avanade Inc. 2000 Stock Incentive Plan sign a representation statement at the time of exercise, pursuant to which they agree to be bound by the same voting agreement as the Employees under certain circumstances, as described above under the heading “Proposal No. 1: Election of Directors — Arrangements as to Section and Nomination of Directors — The Voting Agreements”.
      As described above under the heading “Proposal No. 1: Election of Directors — Arrangements as to Selection and Nomination of Directors — The Contribution Agreement,” pursuant to the Contribution Agreement, until the Company completes an initial public offering of its common stock, Accenture has the right to designate four members of the Board subject to limited approval rights of Microsoft, and Microsoft has the right to designate one member of the Board after consultation with Accenture. Microsoft also has the right to appoint up to two persons to attend meetings of the Board as non-voting observers determined following consultation with Accenture. Additionally, the Contribution Agreement, among other things, requires the Company to obtain Microsoft’s approval of (i) the issuance by the Company or one of its subsidiaries of equity securities to a competitor of Microsoft; (ii) the acquisition or disposition of assets or securities of any third party in any transaction for consideration in excess of $100,000,000; (iii) the Company’s entry generally into any line of business or scope of business activity other than those set forth in the Contribution Agreement and any business activities reasonably related or ancillary thereto; (iv) any amendment or modification of the Articles of Incorporation or Bylaws adversely affecting Microsoft relative to any other shareholder; (v) until the occurrence of specified events, any merger, consolidation or similar business combination of the Company with Accenture or one of its affiliates or with a competitor of Microsoft; and (vi) the repurchase or redemption of any of the Company’s equity from Accenture or one of its affiliates unless Microsoft has the right to participate in such repurchase or redemption on a pro rata basis.

      Related-party expenses included $30,331,295 in fiscal 2006, $15,784,944 in fiscal 2005 and $8,164,142 in fiscal 2004 for sub-contracting professional services expenses incurred with Accenture and Microsoft.
      The Company subleases its Seattle, Washington office space from Microsoft under an agreement that terminates in February 2009. During the year ended September 30, 2006, the Company incurred $1,781,068 in net rent expense under the Microsoft lease agreement. The Company paid Microsoft a total of $2,475,913 under this lease agreement for the year ended September 30, 2006, and Accenture paid the Company $694,845 to sublease a portion of this office space during that time, effectively decreasing the Company’s rent expense under the Microsoft lease agreement to $1,781,068. The Company subleases office space in the majority of its locations from Accenture under varying terms. Rent incurred on leases with related parties approximates market rates for similar leases.
      Accenture guaranteed the repayment of the Company’s $10,500,000 loan from Microsoft. During the year ended September 30, 2004, $328,000 of additional interest was recorded to adjust to a market rate of interest of prime plus 3%. This additional interest has been recorded as a capital contribution from Accenture.
      On February 15, 2005, the Company entered into a Letter of Agreement with Regency Capital Partners, LLC, for the services of Mark Hill, the brother of the Company’s chief executive officer, Mitchell C. Hill, to provide strategic business development services, including assisting the Company in developing business with certain California governmental agencies. Mark Hill was paid $7,000 per month for these services. That agreement was terminated by the Company as of June 30, 2006.
      In July 2005, Accenture appointed Mitchell C. Hill as its primary representative (an unpaid position) to facilitate the further development of the Accenture and Microsoft relationship.

INDEPENDENT AUDITORS’ FEES AND OTHER MATTERS
      KPMG LLP, the Company’s independent auditor for the fiscal year ending September 30, 2006, has been appointed by the Audit Committee as the auditor for the Company and its subsidiaries for the fiscal year ending September 30, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.
Independent Auditors’ Fees
      In connection with the audit of the Company’s financial statements for fiscal 2006, the Company, through the chair of the Audit Committee, entered into an agreement with KPMG LLP that sets forth the terms by which KPMG LLP performed audit services for the Company. That agreement provides for alternative dispute-resolution procedures to be followed in lieu of litigation in the case of any dispute between the parties. Punitive damages may not be awarded in any procedure submitted to arbitration under the agreement.
      The following table describes fees for professional audit services rendered by KPMG LLP, the Company’s principal accountant, for the audit of our annual financial statements as of and for the years ended September 30, 2006 and September 30, 2005, and fees for other services rendered by KPMG LLP during these periods.

	2006	2005

	(In thousands)
Audit Fees(1)	$1,733	$1,409
Audit Related Fees(2)	—	—
Tax Fees(3)	—	47
All Other Fees(4)	—	—

	$1,733	$1,456

(1)	Audit Fees, including those for statutory audits, include the aggregate fees during the fiscal year indicated for professional services rendered by KPMG for the audit of the Company’s annual financial statements and review of Consolidated Financial Statements included in Company’s Forms 10-Q and Form 10-K.

(2)	Audit Related Fees include the aggregate fees during the fiscal year indicated for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of Company’s financial statements and not included in Audit Fees. Audit Related Fees also include fees for accounting advice and opinions related to various benefit plans, and fees for internal control documentation assistance.

(3)	Tax Fees include the aggregate fees during the fiscal year indicated for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning.

(4)	All Other Fees include the aggregate fees during the fiscal year indicated for products and services provided by KPMG LLP, other than the services reported above, including due diligence reviews.
Procedures for Audit Committee Pre-Approval of Audit And Permissible Non-Audit Services of Independent Auditor
      Pursuant to its charter, the Audit Committee is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between the Company and its independent auditors. KPMG LLP’s engagement to conduct the audit of the Company for fiscal year 2006 was approved by the Audit Committee on February 1, 2006. Additionally, each permissible audit and non-audit engagement or relationship between the Company and KPMG LLP entered into since February 1, 2006 has been reviewed and approved by the Audit Committee, as provided in its charter.

      The Company has been advised by KPMG LLP that a majority of the work done in conjunction with its 2006 audit of the Company’s financial statements for the most recently completed fiscal year was performed by permanent full-time employees and partners of KPMG LLP.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Summary Compensation Table

		Annual Compensation				Long-term Compensation

						Securities	Restricted
				Other Annual		Underlying	Stock	All Other
		Salary	Bonus	Compensation		Options/SARs	Award(s)	Compensation
Name and Principal Position	Year	($)	($)	($)(1)		(#)	(#)	($)(3)

Mitchell C. Hill	2006	625,000	110,000	—		200,000	—	6,667
Chief Executive Officer	2005	575,000	230,000	—		—	—	6,333
	2004	500,000	185,000	189,707	(2)	450,000	—	6,150
Howard Kilman	2006	290,000	87,000	3,375	(2)	70,000	—	6,525
General Manager,	2005	265,000	37,100	14,028	(2)	40,000	—	5,719
North America	2004	265,000	60,288	14,884	(2)	100,000	—	2,981
Ashish Kumar	2006	375,000	66,000	—		90,000	—	3,176
Chief Technology Officer	2005	350,000	140,000	—		50,000	—	2,958
	2004	260,000	112,000	25,308	(2)	100,000	—	2,450
Adam Warby	2006	396,450	68,964	—		90,000	—	41,168
Executive VP,	2005	406,778	56,949	29,478	(2)	50,000	—	38,164
Global Market Development	2004	303,723	76,847	61,723	(2)	150,000	—	—
Andrew White	2006	432,491	74,388	—		90,000	—	40,865
General Manager,	2005	443,758	177,503	46,401	(2)	100,000	—	15,960
Europe	2004	428,785	169,550	—		—	—	30,551

(1)	Except as otherwise indicated, the aggregate amount of perquisites and other personal benefits, securities or property received by any named executive officer does not exceed the lesser of $50,000 or 10% of his base salary.

(2)	“Other Annual Compensation” includes amounts the Company loaned to the individuals for the amount of income and payroll tax liability arising from grants of common stock under their employment agreements. All such loans have been repaid.

(3)	Except as otherwise indicated, all amounts are the Company’s contribution to vested and unvested defined contribution plans (e.g. 401K)

Option/ SAR Grants in Last Fiscal Year

	Awards of Avanade Valuation Units in Fiscal Year 2006

	Individual Grants

	Number of	Percent of
	Securities	Total
	Underlying	Options/SARs
	Option/SARs	Granted to	Exercise of		Grant Date
	Granted	Employees in	Base Price	Expiration	Present Value
Name	(#)	Fiscal Year	($/Sh)	Date	(1)

Mitchell C. Hill	200,000	7.1	$6.14	11/30/2009	$294,800
Chief Executive Officer
Howard Kilman	70,000	2.5	$6.14	11/30/2009	$103,180
General Manager, North America
Ashish Kumar	90,000	3.2	$6.14	11/30/2009	$132,660
Chief Technology Officer
Adam Warby	90,000	3.2	$6.14	11/30/2009	$132,660
Executive Vice President, Global Market Development
Andrew White	90,000	3.2	$6.14	11/30/2009	$132,660
General Manager, Europe

(1)	The estimated grant-date present value was determined using the Monte Carlo simulation model with the following weighted average assumptions:

•	Expected life (in years) 3.4

•	Risk-free interest rate 5.12%

•	Expected volatility 37%

•	Expected dividend yield 0%

The expected life was calculated using the “simplified method” described in Staff Accounting Bulletin No. 107, Share-Based Payments. The risk-free interest rate is based on the implied yield currently available on U.S. Treasury zero coupon issues with a remaining term equal to the expected life. Expected volatility is based on an average of the historical volatilities of common shares and the implied volatility of options for a set of competitive companies that included sufficient trading history since their initial public offerings. Expected dividend yield is based on historical dividend payments and expectations about future dividend payments.
Aggregated Option/ SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/ SAR Values

			Number of Securities
			Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-money Options
	Acquired		September 30, 2006		at August 31, 2006
	Upon	Value	(#)		($)
	Exercise	Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mitchell C. Hill	—	—	1,700,000	200,000	$10,111,000	$364,000
Howard Kilman	—	—	340,000	70,000	1,842,200	127,400
Ashish Kumar	50,000	$209,000	300,000	90,000	1,489,000	163,800
Adam Warby	—	—	690,000	90,000	3,917,400	163,800
Andrew White	—	—	650,000	90,000	3,734,000	163,800
Compensation of Directors
      The Company does not compensate its directors other than travel expense reimbursements related to Board and committee meetings.

Employment Contracts and Arrangements
      Mr. Hill. The Employment Agreement between the Company and Mr. Hill, the chief executive officer, is dated as of August 4, 2000. The employment agreement provides Mr. Hill a base salary of $500,000 and such bonuses and other incentive compensation as may be determined from time to time by the Board. Mr. Hill is initially eligible for a cash bonus with a target of 40% of base salary, subject to complete discretion of the Compensation Committee. The Compensation Committee reviews performance annually and recommends to the Board increases in his base salary as warranted.
      Under the terms of the employment agreement, Mr. Hill received shares of the Company’s common stock and options. Mr. Hill received 750,000 shares of the Company’s common stock valued at $1.50 per share on the date of grant. Mr. Hill also received 1,250,000 options to purchase shares of the Company’s common stock at an exercise price of $1.50 that expire on July 31, 2010, all of which have since vested.
      Mr. Hill’s employment with the Company is “at will” and may be terminated at any time by the Company or by Mr. Hill. If the term of Mr. Hill’s employment agreement terminates by: (i) either party giving the other notice of termination, (ii) the Company giving Mr. Hill notice of termination for Dissatisfactory Performance (as defined in the agreement), (iii) the Company giving Mr. Hill notice of termination in the event of any disability of Mr. Hill that prevents him from satisfactorily performing his duties under the agreement, or (iv) the death of Mr. Hill, then the Company will either pay Mr. Hill severance payments in the amount of his base salary for a period of time from the end of the term of his employment until the earlier of (i) 12 months after the end of the term, (ii) the date upon which Mr. Hill commences employment with any third party, or (iii) violation by Mr. Hill of the Confidential Information, Inventions and Noncompetition Agreement between Mr. Hill and the Company; and accelerate the vesting and exercisability of all of his options; or release Mr. Hill’s obligations under his Confidential Information, Inventions and Noncompetition Agreement.
      Mr. Kilman. The Employment Agreement between the Company and Mr. Kilman, the General Manager, North America, is dated as of November 9, 2001. The employment agreement provides Mr. Kilman a base salary of $240,000. In addition to this base salary, the employment agreement provides that the Company will pay Mr. Kilman such bonuses and other incentive compensation as may be determined from time to time by the Board. Mr. Kilman is initially eligible for a cash bonus with a target of 40% of base salary, subject to complete discretion of the Compensation Committee. The Compensation Committee reviews performance annually and increases in his base salary as warranted.
      Under the terms of the agreement, Mr. Kilman received shares of the Company’s common stock and options. Mr. Kilman received 50,000 shares of the Company’s common stock valued at $1.50 per share at the date of grant. Mr. Kilman also received 50,000 options to purchase shares of the Company’s common stock at an exercise price of $1.50 that expire on September 30, 2011, all of which are now vested.
      Mr. Kilman’s employment with the Company is “at will” and may be terminated at any time by the Company or by Mr. Kilman. If the term of Mr. Kilman’s employment agreement terminates by the Company: (i) giving Mr. Kilman notice of termination, or (ii) giving Mr. Kilman notice of termination for Dissatisfactory Performance (as defined in the agreement), then the Company will pay Mr. Kilman a severance payment in the amount of his then-current base salary as long as he abides by the terms of his Business Protection Agreement with the Company, including the non-competition provisions.
      Mr. Kumar. The Employment Agreement between the Company and Mr. Kumar, the chief technology officer, is dated as of August 4, 2000. The employment agreement provides Mr. Kumar a base salary of $200,000. In addition to this base salary, the employment agreement provides that the Company will pay Mr. Kumar such bonuses and other incentive compensation as may be determined from time to time by the Board. Mr. Kumar is initially eligible for a cash bonus with a target of 40% of base salary, subject to complete discretion of the Compensation Committee. The Compensation Committee reviews performance annually and increases in his base salary as warranted.
      Under the terms of the agreement, Mr. Kumar received shares of the Company’s common stock and options. Mr. Kumar received 100,000 shares of the Company’s common stock valued at $1.50 per share on the date of the grant. Mr. Kumar also received 314,500 options to purchase shares of the Company’s common stock at an exercise price of $1.50 that expire on September 7, 2010, all of which have since vested.
      Mr. Kumar’s employment with the Company is “at will” and may be terminated at any time by the Company or by Mr. Kumar. Under the terms of the agreement, Mr. Kumar is not entitled to any severance payments; however, Mr. Kumar is entitled to severance benefits under the Company’s Financial Protection Policy, as described below under the heading “Financial Protection Policy.”
      Mr. Warby. The Particulars of Terms of Employment between Avanade UK and Mr. Warby, the Executive Vice President, Global Market Development, is dated November 13, 2003. It provides Mr. Warby an annual base salary of £170,000 and qualifies him for Company stock options. In addition, it provides that Mr. Warby is eligible to receive an additional amount of 40% of his annual base salary in the form of a performance-based bonus as determined by the Compensation Committee. Twelve weeks’ notice must be provided by either party prior to termination of employment; however, Avanade UK reserved the right of summary dismissal in the case of gross misconduct on the part of Mr. Warby. The Compensation Committee reviews performance annually and increases in his base salary as warranted.
      Mr. White. The Particulars of Terms of Employment between Avanade UK and Mr. White, the General Manager, Europe, is dated May 10, 2002. It provides Mr. White an annual base salary of £240,000 and qualifies him for Company stock options. In addition, it provides that Mr. White is eligible to receive an additional amount of 40% of his annual base salary in the form of a performance-based bonus as determined by the Compensation Committee. Twelve weeks’ notice must be provided by either party prior to termination of employment; however, Avanade UK reserves the right of summary dismissal in the case of gross misconduct on the part of Mr. White. The Compensation Committee reviews performance annually and increases in his base salary as warranted.
Financial Protection Policy
      Effective January 1, 2004, Messrs. Kilman, Kumar, Warby and White qualified for the Company’s Financial Protection Policy. Under this policy, they are each eligible for a severance payment equivalent to one year’s base salary, plus the pro rata share of incentive compensation to which they would have been entitled if their employment had not been terminated. They are each entitled to this severance payment if the Company eliminates their position, if the Company terminates their employment within three months of certain corporate transactions or if they resign for good reason, as defined in the policy, which includes a reduction in status, position or responsibilities within the Company, or reassignment to a base work location more than 50 miles from their current place of employment with the Company.

PERFORMANCE GRAPH
      Sets forth below is a performance graph comparing the cumulative total shareholder return on the Company’s common shares for the period beginning on March 21, 2006, which was the date the Company’s registration of its shares of stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 became effective, through the end of the Company’s 2006 fiscal year on September 30, 2006 to cumulative returns over the same period of the S&P 500 Index and a peer group index consisting of Accenture Ltd, Keane Inc., Bearingpoint Inc., Perot Systems Corp., Cognizant Technology Solutions Corp., Sapient Corp., Diamond Management & Technology Consultants, Inc., Infosys Technologies Ltd., Digitas Inc., Cap Gemini SA and Electronic Data Systems Corporation. The graph assumes that on March 21, 2006, $100 was invested in common shares of the Company and $100 was invested in each of the other two indices, with dividends reinvested on the date of payment without payment of any commissions. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

	Indexed Prices as of

	March 21,	September 30,
	2006	2006

Avanade Inc.(1)	$100	$119
Peer Group	$100	$106
S&P 500 Index	$100	$102

(1)	Avanade return calculated from 3/31/2006 to 9/30/2006. Assumed no material change in value between 3/21/2006 and 3/31/2006. There is no public market for shares of the Company’s common stock. The calculations of the Company’s share price reflected herein have been prepared by a third party in accordance with the Board’s normal procedures and have been approved by the Board. The determination of the fair market value of these shares involves judgment. In the course of determining share price, the Company relies upon prospective financial information based on management’s estimates of future operating results and other information from various public, financial and industry sources.

SHAREHOLDER PROPOSALS
      Shareholder proposals intended to be considered for inclusion in next year’s information statement and for presentation at the 2008 annual meeting of shareholders must be submitted in writing and received by the Company by September 28, 2007. Proposals should be sent to General Counsel and Secretary, Avanade Inc., 2211 Elliott Avenue, Seattle, Washington, 98121, USA. Any proposal should provide the reasons it is being made, the text of any resolution and must comply with Rule 14a-8 of the Regulation of 14A of the proxy rules of the Securities and Exchange Commission (“SEC”). Any shareholder proposal submitted outside the processes provided by Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, for presentation at the 2008 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 of the SEC if notice thereof is received by the Company after December 10, 2007.
OTHER BUSINESS
      Management is not aware of any matters other than those set forth herein that may come before the Annual Meeting and management does not presently intend to bring any other matter before the meeting
OTHER INFORMATION
      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended. The Company files reports, information statements and other information with the SEC. The public may read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
      A copy of the Company’s yearly report on Form 10-K for the fiscal year ended September 30, 2006 can be found at the Commission’s Internet site. Copies of the yearly report will be sent to any shareholder without charge upon written request addressed to: Avanade Inc., 2211 Elliott Avenue, Suite 200, Seattle, Washington, 98121, attention: Corporate Secretary.

Appendix
AVANADE INC.
AUDIT COMMITTEE CHARTER
PURPOSE AND SCOPE
      The Audit Committee of the Board of Directors (the “Committee”) assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, reporting practices and system of internal control of the Company, and such other duties as directed by the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements.
      Should the Company decide to seek public listing (IPO), changes may be necessary in the composition and responsibilities of the Committee.
AUTHORITY
      In fulfilling its responsibilities, the Committee may:

1. Conduct or authorize investigations into any relevant matters.

2. Access Company records and information as necessary.

3. Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

4. Pre-approve all auditing, tax and other non-audit services.

5. Review with management quarterly representation letters including backup. Establish if appropriate steps have been taken to address any open matters.

6. Meet with company officers, external auditors, or outside counsel as necessary.

7. Resolve any disagreements between management and the auditor regarding financial reporting.

8. Other financial responsibilities and assessments as determined by the Audit Committee Chairperson and the board of Avanade.
COMMITTEE COMPOSITION, MEETINGS AND ADMINISTRATIVE MATTERS
1.     Member Requirements

•	Number of Directors: The Committee shall consist of two members until such time it is needed to expand.

•	Finance/ Accounting Qualifications: The Committee members shall be generally knowledgeable in financial and auditing matters

•	Committee Appointment: The Committee and its Chairperson shall be appointed annually by the Board of Directors.

2.	Meeting Frequency
      The Committee shall meet at least four times per fiscal year, or more often as deemed necessary by the Chairperson. Meetings should include discussions on the external audit planning, the results of the external audit, quarterly reporting, major financial reporting issues impacting the Company, internal audit activities and other topics as described in the Audit Committee Responsibilities Calendar.

3.	Meeting Attendees
      In addition to the Committee members, the Committee may ask that members of management, internal audit, the Company’s independent auditors, or others be present at Committee meetings.

4.	Minutes
      Minutes of each meeting shall be prepared by the designee of the Chairperson of the Committee. Draft minutes shall be distributed to Committee members, as soon as practicable after each meeting, for approval at the next meeting of the Committee. The approved minutes shall be provided to the Secretary of the Company for retention with the permanent records of the Company.

5.	Reporting to the Board
      The Chairperson or his or her designee will report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

6.	Audit Committee Charter Update and Disclosure
      The Committee shall, at least annually, review its Charter and, if appropriate, propose revisions to the full Board of Directors for approval.

7.	Independent Auditors
      The independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders. The Committee shall have the authority to evaluate and, where appropriate, recommend replacement of the independent auditor.

•	Annually, the Committee shall recommend to the Board an appropriate third-party to serve as the Company’s independent auditors. The appointment by the Board shall be subject to shareholder ratification.

•	The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, internal audit and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with internal audit and the independent auditors, with and without management present, to discuss the results of their examinations.

•	The Committee shall review the interim financial statements, such as the quarterly reporting, with management and the independent auditors. The committee shall discuss the results of the reviews and any other matters required to be communicated by the independent auditors under generally accepted auditing standards.

•	Annually, the Committee shall require from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the auditor and shall take appropriate action to reasonably assure the independence of the auditor.

CORPORATE ACCOUNTING AND FINANCIAL REPORTING
Accounting Principles and Financial Reporting Policies.
      The Committee will review with financial management the Company’s significant accounting and reporting policies and any changes thereto. The Committee will periodically discuss with the independent auditor their judgments about the quality of the Company’s accounting principles as applied in its financial reporting, including such matters as the clarity of disclosures, the degree of aggressiveness or conservatism of the Company’s accounting principles and other significant matters of judgment.
Financial Controls.
      The Committee will review financial controls with management and assess the internal processes for determining and managing key risk areas to safeguard assets and provide appropriate assurance of accurate financial reporting.
Financial Statements and Independent Auditor’s Review.
      The Committee will review with financial management and the independent auditor the Company’s annual financial statements along with the results of the annual external financial audit. The Committee will discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants, Statement on Auditing Standards Number 61.
OTHER MATTERS
1.     Internal Audit.
      The Committee will review the internal audit function of the Company including independence/authority of its reporting obligations, the proposed annual internal audit plan and any significant changes to it, the coordination with the independent auditor and address any difficulties encountered in the course of internal audit work. Internal Audit functionally reports to and has free and unrestricted access to the Audit Committee of the Board of Directors.

2.	Significant Control Weaknesses.
      The Committee will consider and review with the independent auditors, internal audit and management, any significant control weaknesses, including management’s corrective action plans.

3.	Legal Matters.
      The Committee will review with management and counsel, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations, including reports received from regulators or governmental agencies.